UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.)

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐    Preliminary Proxy Statement
☐    Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐    Definitive Proxy Statement
☒    Definitive Additional Materials
☐    Soliciting Material under § 240.14a-12

PCB Bancorp

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.
☐ Fee paid previously with preliminary materials.
☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a–6(i)(1) and 0–11

PCB Bancorp
3701 Wilshire Boulevard, Suite 900
Los Angeles, California

Supplement to Definitive Proxy Statement Relating to the Annual Meeting of Shareholders to be Held at 10:00 a.m. on Thursday, May 25, 2023

On April 12, 2023, PCB Bancorp (the “Company”) filed a definitive proxy statement (the “Proxy Statement”) with the Securities and Exchange Commission, in connection with the Company’s Annual Meeting of Shareholders (“Annual Meeting”) scheduled for May 25, 2023. The Company is filing this supplement to the Proxy Statement solely to correct an inadvertent error regarding the starting time of the Annual Meeting. The Proxy Statement incorrectly stated that the Annual Meeting will be held at 10:30 a.m. All references in the Proxy Statement to the starting time of the Annual Meeting should reference the correct starting time of 10:00 a.m. Pacific Time.

The Annual Meeting will be held at 10:00 a.m. on Thursday, May 25, 2023, at the Company’s Board Room, 3701 Wilshire Boulevard, Suite 900, Los Angeles, California.

This supplement should be read in conjunction with the Proxy Statement. Except as specifically set forth in this supplement, all information set forth in the Proxy Statement remains unchanged. In addition, this supplement does not reflect events occurring after the date of the Proxy Statement or modify or update disclosures that may have been affected by subsequent events. Except as supplemented by the information contained herein, all information set forth in the Proxy Statement continues to apply and should be considered in voting your shares.